Exhibit 99.1

DoubleVerify Reports First Quarter 2025 Financial Results

Increased Revenue by 17% Year-over-Year to $165.1 Million

Increased First Quarter Activation Revenue by 20% and Supply-Side Revenue by 35% Year-over-Year

Achieved Net Income of $2.4 Million and Adjusted EBITDA of $44.7 Million, representing a 27% Adjusted EBITDA margin

NEW YORK – May 8, 2025 – DoubleVerify (“DV”) (NYSE: DV), the leading software platform for digital media measurement, data, and analytics, today announced financial results for the first quarter ended March 31, 2025.

“DoubleVerify is off to a strong start in 2025, with first-quarter revenue and adjusted EBITDA meaningfully ahead of expectations,” said Mark Zagorski, CEO of DoubleVerify. “Our growth this quarter was fueled by broader adoption across our verification and activation solutions, faster scaling from new enterprise customers, strong momentum with Scibids AI, and encouraging early success in social activation. On the Supply Side, we’re seeing the benefits of the strategic platform partnerships we won last year, along with expanding opportunities in retail media. As we advance our long-term vision of building an AI-fueled unified intelligence platform for advertisers, we are confident that sustained product adoption, deeper engagement, and operational discipline will continue to drive durable growth over the long term.”

First Quarter 2025 Financial Highlights:

(All comparisons are to the first quarter of 2024)

●	Total revenue of $165.1 million, an increase of 17%.
●	Activation revenue of $95.2 million, an increase of 20%.
●	Measurement revenue of $53.4 million, an increase of 8%.
o	Social measurement revenue increased by 1%.
o	International measurement revenue decreased by 8%.
o	Media Transactions Measured (“MTM”) for CTV increased by 43%.
●	Supply-side revenue of $16.5 million, an increase of 35%.
●	Net income of $2.4 million and adjusted EBITDA of $44.7 million, which represented a 27% adjusted EBITDA margin.

First Quarter and Recent Business Highlights:

●	Grew Total Advertiser revenue by 16% year-over-year in the first quarter.
○	MTM increased by 22% year-over-year, and Measured Transaction Fee (MTF) declined 6% year-over-year, excluding the impact of an introductory fixed fee deal for one large customer.

●	Continued to achieve a Gross Revenue Retention rate of over 95% in the first quarter.

●	Drove global market share growth through product upsells, international expansion, and new enterprise logo wins. Notable first-quarter new business wins include:
○	New enterprise customer wins: Natura/Avon, Valvoline, INEOS Grenadier
○	Expansions: Nike

●	Launched pre-screen brand safety and suitability solution for Google’s Search Partner Network (SPN). This launch gives advertisers additional control when extending their campaign reach on SPN inventory.

●	Expanded viewability and invalid traffic (IVT) measurement for display ads to Instagram Reels, building on existing support for Facebook. Advertisers now gain unified transparency and performance insights across all Reels ad formats.

●	Released TikTok’s Video Exclusion List Solution into general availability, empowering advertisers to proactively avoid unsuitable content before their ads are served, strengthening DV’s pre-bid protection across social platforms.

●	Expanded brand safety and suitability measurement on TikTok to cover Post-Roll ad placements and Smart+ campaigns, extending DV’s protection across emerging formats and AI-driven campaign types.

●	Launched 3D in-experience viewability and invalid traffic (IVT) measurement on Roblox. The solution now supports immersive ad formats across image and video on mobile web and in-app environments.

Share Repurchase Program:

●	Repurchased 6.8 million shares for $128.0 million in 2024 and 1.1 million shares for $22.2 million in Jan 2025, fully utilizing the original $150.0 million authorization under the Repurchase Program.

●	Repurchased 5.2 million shares for $82.2 million in Q1 2025 under both programs, including 4.0 million shares for $60.0 million under the New Repurchase Program.

●	$140.0 million remained available under the $200.0 million New Repurchase Program as of Mar 31, 2025.

Strategic Investment and Innovation Day:

●	Acquired Rockerbox, Inc. (“Rockerbox”) on March 13, 2025, for $82.6 million, net of cash acquired. Rockerbox is a leader in performance attribution, optimization, and marketing measurement, empowering advertisers to optimize advertising campaigns and maximize their return on investment.

●	Announced an in-person Innovation Day for the investment community on Wednesday, June 11, from 1:00 p.m. to 4:00 p.m. at the New York Stock Exchange in New York City. The event will also be webcast live, with an archived replay available the following day.

“We exceeded expectations in Q1, delivering 17% revenue growth and 27% adjusted EBITDA margins,” said Nicola Allais, CFO of DoubleVerify. “Our performance was driven by broader adoption of DV’s core verification solutions, rapid scaling by new enterprise customers, and strong growth in our supply-side business. Our strong cash flow generation and debt-free balance sheet enabled us to repurchase shares and invest in growth opportunities like Rockerbox. We are maintaining cost discipline, prioritizing investments that drive long-term value while protecting margins. With solid Q1 execution and multiple long-term growth drivers in place, DV is well positioned to deliver sustained, diversified growth well beyond 2025.”

Second Quarter and Full-Year 2025 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

Second Quarter 2025:

●	Revenue in the range of $169 and $173 million, a year-over-year increase of 10% at the midpoint.
●	Adjusted EBITDA in the range of $48 and $52 million, representing a 29% margin at the midpoint.

Full Year 2025:

●	Revenue growth of approximately 10%.
●	Adjusted EBITDA margin of approximately 32%.

With respect to the Company’s expectations under "Second Quarter and Full Year 2025 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income in this press release because the Company does not provide guidance for depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call, Webcast, and Other Information

DoubleVerify will host a conference call and live webcast to discuss its first quarter 2025 financial results at 4:30 p.m. Eastern Time today, May 08, 2025. To access the conference call, dial (877) 841-2987 for the U.S. or Canada, or (215) 268-9878 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. An archived webcast will be available approximately two hours after the conclusion of the live event.

In addition, DoubleVerify plans to post certain additional historical quarterly financial information on the investor relations portion of its website for easy access to investors.

Key Business Terms

Activation revenue is generated from the evaluation, verification and measurement of advertising impressions purchased through programmatic demand-side and social media platforms.

Measurement revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers and social media platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Net Revenue Retention Rate is the total current period revenue earned from advertiser customers, which were also customers during the entire most recent twelve-month period, divided by the total prior year period revenue earned from the same advertiser customers, excluding a portion of our revenues that cannot be allocated to specific advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

International Revenue Growth Rates are inclusive of foreign currency fluctuations.

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of	As of
(in thousands, except per share data)	March 31, 2025	December 31, 2024
Assets:
Current assets
Cash and cash equivalents	$156,360	$292,820
Short-term investments	17,934	17,805
Trade receivables, net of allowances for doubtful accounts of $8,578 and $9,003 as of March 31, 2025 and December 31, 2024, respectively	213,358	226,225
Prepaid expenses and other current assets	34,140	22,201
Total current assets	421,792	559,051
Property, plant and equipment, net	85,994	70,195
Operating lease right-of-use assets, net	68,062	67,721
Goodwill	504,762	427,621
Intangible assets, net	121,865	110,356
Deferred tax assets	35,363	35,488
Other non-current assets	11,157	5,778
Total assets	$1,248,995	$1,276,210
Liabilities and Stockholders' Equity:
Current liabilities
Trade payables	$12,620	$11,598
Accrued expenses	42,297	54,532
Operating lease liabilities, current	11,934	11,048
Income tax liabilities	23,800	15,592
Current portion of finance lease obligations	7,206	2,512
Other current liabilities	15,656	8,200
Total current liabilities	113,513	103,482
Operating lease liabilities, non-current	76,805	77,297
Finance lease obligations	9,399	812
Deferred tax liabilities	8,351	8,509
Other non-current liabilities	8,494	2,651
Total liabilities	216,562	192,751
Commitments and contingencies (Note 15)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 174,773 shares issued and 162,478 outstanding as of March 31, 2025; 1,000,000 shares authorized, 174,003 shares issued and 167,069 outstanding as of December 31, 2024	175	174
Additional paid-in capital	998,666	974,383
Treasury stock, at cost, 12,295 shares and 6,934 shares as of March 31, 2025 and December 31, 2024, respectively	(216,784)	(131,620)
Retained earnings	257,575	255,214
Accumulated other comprehensive loss, net of income taxes	(7,199)	(14,692)
Total stockholders’ equity	1,032,433	1,083,459
Total liabilities and stockholders' equity	$1,248,995	$1,276,210

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share data)	2025	2024
Revenue	$165,061	$140,782
Cost of revenue (exclusive of depreciation and amortization shown separately below)	30,966	26,618
Product development	44,717	36,394
Sales, marketing and customer support	43,701	37,872
General and administrative	26,527	22,075
Depreciation and amortization	12,387	10,928
Income from operations	6,763	6,895
Interest expense	420	232
Other income, net	(3,179)	(2,272)
Income before income taxes	9,522	8,935
Income tax expense	7,161	1,779
Net income	$2,361	$7,156
Earnings per share:
Basic	$0.01	$0.04
Diluted	$0.01	$0.04
Weighted-average common stock outstanding:
Basic	165,117	171,306
Diluted	168,941	176,124
Comprehensive income:
Net income	$2,361	$7,156
Other comprehensive income (loss):
Foreign currency cumulative translation adjustment	7,493	(4,625)
Total comprehensive income	$9,854	$2,531

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

							Accumulated Other
					Additional		Comprehensive	Total
	Common Stock		Treasury Stock		Paid-in	Retained	Loss	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Capital	Earnings	Net of Income Taxes	Equity
Balance as of January 1, 2025	174,003	$174	6,934	$(131,620)	$974,383	$255,214	$(14,692)	$1,083,459
Foreign currency translation adjustment	—	—	—	—	—	—	7,493	7,493
Shares repurchased for settlement of employee tax withholdings	—	—	210	(3,210)	—	—	—	(3,210)
Stock-based compensation expense	—	—	—	—	25,080	—	—	25,080
Common stock issued upon exercise of stock options	58	—	—	—	222	—	—	222
Common stock issued upon vesting of restricted stock units	641	1	—	—	(1)	—	—	—
Common stock issued upon vesting of performance stock units	71	—	—	—	—	—	—	—
Shares repurchased under the Repurchase Program and New Repurchase Program	—	—	5,169	(82,240)	—	—	—	(82,240)
Excise tax on shares repurchased	—	—	—	(64)	(668)	—	—	(732)
Treasury stock reissued upon settlement of equity awards	—	—	(18)	350	(350)	—	—	—
Net income	—	—	—	—	—	2,361	—	2,361
Balance as of March 31, 2025	174,773	$175	12,295	$(216,784)	$998,666	$257,575	$(7,199)	$1,032,433

Balance as of January 1, 2024	171,168	$171	22	$(743)	$878,331	$198,983	$(2,803)	$1,073,939
Foreign currency translation adjustment	—	—	—	—	—	—	(4,625)	(4,625)
Shares repurchased for settlement of employee tax withholdings	—	—	48	(1,792)	—	—	—	(1,792)
Stock-based compensation expense	—	—	—	—	20,718	—	—	20,718
Common stock issued upon exercise of stock options	153	—	—	—	1,695	—	—	1,695
Common stock issued upon vesting of restricted stock units	435	1	—	—	(1)	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(38)	1,389	(1,389)	—	—	—
Net income	—	—	—	—	—	7,156	—	7,156
Balance as of March 31, 2024	171,756	$172	32	$(1,146)	$899,354	$206,139	$(7,428)	$1,097,091

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	March 31,
(in thousands)	2025	2024
Operating activities:
Net income	$2,361	$7,156
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt expense	983	907
Depreciation and amortization expense	12,387	10,928
Amortization of debt issuance costs	109	74
Non-cash lease expense	1,874	1,569
Deferred taxes	(3,367)	(3,963)
Stock-based compensation expense	24,342	20,241
Interest expense, net	299	64
Loss on disposal of fixed assets	89	—
Other	(704)	677
Changes in operating assets and liabilities, net of effects of business combinations
Trade receivables	14,766	9,626
Prepaid expenses and other assets	(10,530)	(5,218)
Trade payables	337	55
Accrued expenses and other liabilities	(5,283)	(10,342)
Net cash provided by operating activities	37,663	31,774
Investing activities:
Purchase of property, plant and equipment	(6,286)	(6,393)
Purchase of short-term investments	—	(32,211)
Acquisition of businesses, net of cash acquired	(82,578)	—
Other investing activities	(1,000)	—
Net cash used in investing activities	(89,864)	(38,604)
Financing activities:
Proceeds from common stock issued upon exercise of stock options	222	1,695
Finance lease payments	(525)	(815)
Shares repurchased under the Repurchase Program and New Repurchase Program	(82,240)	—
Shares repurchased for settlement of employee tax withholdings	(3,210)	(1,792)
Net cash used in financing activities	(85,753)	(912)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	1,526	(377)
Net decrease in cash, cash equivalents, and restricted cash	(136,428)	(8,119)
Cash, cash equivalents, and restricted cash - Beginning of period	293,741	310,257
Cash, cash equivalents, and restricted cash - End of period	$157,313	$302,138

Cash and cash equivalents	$156,360	$302,017
Restricted cash - current (included in Prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets)	34	121
Restricted cash - non-current (included in Other non-current assets on the Condensed Consolidated Balance Sheets)	919	—
Total cash and cash equivalents and restricted cash	$157,313	$302,138
Supplemental cash flow information:
Cash paid for taxes	$2,366	$1,324
Cash paid for interest	$41	$74
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities, net of impairments and tenant improvement allowances	$1,815	$6,207
Acquisition of equipment under finance lease	$13,805	$—
Capital assets financed by accounts payable and accrued expenses	$98	$45
Stock-based compensation included in capitalized software development costs	$744	$471
Accrued excise tax on net share repurchases	$732	$—

Comparison of the Three Months Ended March 31, 2025 and March 31, 2024

Revenue

	Three Months Ended March 31,		Change	Change
	2025	2024	$	%

	(In Thousands)
Revenue by customer type:
Activation	$95,172	$79,322	$15,850	20%
Measurement	53,430	49,275	4,155	8
Supply-side	16,459	12,185	4,274	35
Total revenue	$165,061	$140,782	$24,279	17%

Adjusted EBITDA

In addition to results determined in accordance with GAAP, management believes that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three Months Ended March 31,
	2025	2024

	(In Thousands)
Net income	$2,361	$7,156
Net income margin	1%	5%
Depreciation and amortization	12,387	10,928
Stock-based compensation	24,342	20,241
Interest expense	420	232
Income tax expense	7,161	1,779
M&A and restructuring costs (a)	1,162	11
Offering and secondary offering costs (b)	—	58
Other income (c)	(3,179)	(2,272)
Adjusted EBITDA	$44,654	$38,133
Adjusted EBITDA margin	27%	27%

(a)	M&A and restructuring costs for the three months ended March 31, 2025 consist of transaction costs related to the acquisition of Rockerbox. M&A and restructuring costs for the three months ended March 31, 2024 consist of transaction costs related to the acquisition of Scibids.
(b)	Offering and secondary offering costs for the three months ended March 31, 2024 consist of third-party costs incurred for underwritten secondary public offerings by certain stockholders of the Company.
(c)	Other income for the three months ended March 31, 2025 and March 31, 2024 consist of interest income earned on interest-bearing monetary assets, and the impact of changes in foreign currency exchange rates.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of the core business and for understanding and evaluating trends in operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, working capital needs;
●	Adjusted EBITDA does not reflect capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect interest expense or the cash requirements necessary to service interest or principal debt payments; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in the industry may calculate these non-GAAP financial measures differently, therefore limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP financial measures only supplementally.

Total stock-based compensation expense recorded in the Condensed Consolidated Statements of Operations and Comprehensive Income is as follows:

	Three Months Ended
	March 31,
(in thousands)	2025	2024
Product development	$9,266	$7,373
Sales, marketing and customer support	7,629	5,936
General and administrative	7,447	6,932
Total stock-based compensation	$24,342	$20,241

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “Second Quarter and Full-Year 2025 Guidance”, and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2025 and other filings and reports we make with the SEC from time to time.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify (“DV”) (NYSE: DV) is the industry’s leading media effectiveness platform that leverages AI to drive superior outcomes for global brands. By creating more effective, transparent ad transactions, we make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Learn more at www.doubleverify.com.

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com